Tidal Trust III 485BPOS

Exhibit 99(d)(vii)(vi)

SIXTH AMENDMENT TO THE

TIDAL TRUST III

INVESTMENT ADVISORY AGREEMENT

with

TIDAL INVESTMENTS LLC

This Sixth Amendment to the Investment Advisory Agreement (the “Amendment”) is made as of June 11, 2026, by and between TIDAL TRUST III (the “Trust”) and TIDAL INVESTMENTS LLC (the “Adviser”).

BACKGROUND:

A.	The Trust and the Adviser have entered into an Investment Advisory Agreement dated as of August 23, 2024 as amended to date (the “Agreement”) pursuant to which the Adviser is engaged by the Trust to serve as the investment adviser to each Fund identified on the then-current Schedule A to the Agreement.

B.	The Trust and the Adviser desire to amend and restate Schedule A to the Agreement. In particular, the parties desire to amend and restate Schedule A to:

Add the following new Funds:

VistaShares Space Supercycle ETF

VistaShares Robotics Supercycle ETF

VistaShares Defense Supercycle ETF

VistaShares Shield S&P 500 Enhanced Protection ETF

VistaShares Shield MSCI EAFE Enhanced Protection ETF

VistaShares Shield MSCI EM Enhanced Protection ETF

VistaShares Shield Russell 2000 Enhanced Protection ETF

VistaShares Shield Nasdaq 100 Enhanced Protection ETF

VistaShares Shield Diversified Equity Enhanced Protection ETF

VistaShares Shield Diversified Commodity Enhanced Protection ETF

VistaShares Shield Diversified Income Enhanced Protection ETF; and

Remove the following Fund:

VistaShares Animal Spirits Daily 2x Strategy ETF;

And reflect the following name changes:

VistaShares DIVBoost Dividend Nobles Distribution ETF to VistaShares DIVBoost Dividend Leaders Distribution ETF

VistaShares DIVBoost Dividend Kings Distribution ETF to VistaShares DIVBoost Dividend Champions Distribution ETF

C.	Section 21 of the Agreement allows for the amendment of the Agreement by a written instrument executed by both parties.

D.	This Background section and the Schedule attached to this Amendment are incorporated by reference into, and made a part of, this Amendment.

TERMS:

NOW, THEREFORE, intending to be legally bound, the parties agree as follows:

1.	The current Schedule A to the Agreement is hereby amended and restated in its entirety as set forth on the Amended and Restated Schedule A attached hereto.

2.	Miscellaneous.

a.	Capitalized terms not defined in this Amendment shall have the respective meanings set forth in the Agreement.

b.	Except as specifically amended by this Amendment, and except as necessary to conform to the intention of the parties herein above set forth, the Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed.

c.	The Agreement, as amended hereby, together with its Amended and Restated Schedule, constitutes the complete understanding and agreement of the parties with respect to the subject matter hereof and supersedes all prior communications with respect thereto. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The facsimile signature of any party to this Amendment shall constitute the valid and binding execution hereof by such party.

IN WITNESS WHEREOF, the parties have caused this Amendment to be signed by duly authorized representatives as of the date first set forth above.

TIDAL TRUST III		TIDAL INVESTMENTS LLC
on behalf of its series listed on Amended and Restated Schedule A

By:	/s/Eric Falkeis	By:	/s/Jay Pestrichelli
Name:	Eric Falkeis	Name:	Jay Pestrichelli
Title:	President	Title:	Chief Trading Officer
Date:	6/12/2026	Date:	6/12/2026

Amended AND RESTATED

Schedule A

to the

TIDAL TRUST III

INVESTMENT ADVISORY AGREEMENT

with

TIDAL INVESTMENTS LLC

Fund Name	Advisory Fee
VistaShares Artificial Intelligence Supercycle ETF	0.75%
VistaShares Electrification Supercycle ETF	0.75%
VistaShares Target 15 Berkshire Select Income ETF	0.95%
VistaShares Target 15 USA Momentum Income ETF	0.95%
VistaShares Target 15 USA Value Income ETF	0.95%
VistaShares Target 15 USA Quality Income ETF	0.95%
VistaShares Target 15 USA Low Volatility Income ETF	0.95%
VistaShares Animal Spirits Strategy ETF	0.75%
VistaShares Pershing Square Select ETF	0.75%
VistaShares Target 15 Pershing Square Select Income ETF	0.95%
VistaShares Scion Asset Management Select ETF	0.75%
VistaShares Target 15 Scion Asset Management Select Income ETF	0.95%
VistaShares Duquesne Select ETF	0.75%
VistaShares Target 15 Duquesne Select Income ETF	0.95%
VistaShares Berkshire Select ETF	0.75%
VistaShares BitBonds 1-3 Yr Enhanced Weekly Distribution ETF	0.49%
VistaShares BitBonds 5 Yr Enhanced Weekly Distribution ETF	0.49%
VistaShares BitBonds 10 Yr Enhanced Weekly Distribution ETF	0.49%
VistaShares BitBonds 20 Yr Enhanced Weekly Distribution ETF	0.49%

VistaShares Bitcoin Treasury Income ETF	0.95%
VistaShares Ethereum Treasury Income ETF	0.95%
VistaShares Ethereum Treasury ETF	0.75%
VistaShares IPO and Income ETF	0.95%
VistaShares Target 15™ International Innovators Income ETF	0.95%
VistaShares Target 15™ European High Dividend Payers Income ETF	0.95%
VistaShares Target 15™ S&P 100 Distribution ETF	0.59%
VistaShares Target 15™ Global 100 Distribution ETF	0.59%
VistaShares DIVBoost Dividend Leaders Distribution ETF	0.79%
VistaShares DIVBoost Dividend Champions Distribution ETF	0.79%
VistaShares DIVBoost Sector Distribution ETF	0.89%
VistaShares DIVBoost High Yield Bond Distribution ETF	0.89%
VistaShares DIVBoost REIT Distribution ETF	0.89%
VistaShares DIVBoost Energy Distribution ETF	0.89%
VistaShares DIVBoost Utilities Distribution ETF	0.89%
VistaShares TEPRTantrum Contrarian Select ETF	0.75%
VistaShares Target 15 TEPRTantrum Contrarian Distribution ETF	0.95%
VistaShares TPLoeb Event Driven Select ETF	0.75%
VistaShares Target 15 TPLoeb Event Driven Distribution ETF	0.95%
VistaShares TIGR Cub NextGen Select ETF	0.75%
VistaShares Target 15 TIGR Cub NextGen Distribution ETF	0.95%
VistaShares LAFFTech Select ETF	0.75%
VistaShares Target 15 LAFFTech Distribution ETF	0.95%
VistaShares HRVD Select ETF	0.75%
VistaShares Target 15 HRVD Distribution ETF	0.95%
VistaShares GATE Endowment Select ETF	0.75%
VistaShares Target 15 GATE Endowment Distribution ETF	0.95%
VistaShares Gulf Soveriegn Select ETF	0.75%

VistaShares Target 15 Gulf Sovereign Distribution ETF	0.95%
VistaShares Nordic Wealth Select ETF	0.75%
VistaShares Target 15 Nordic Wealth Distribution ETF	0.95%
VistaShares Space Supercycle ETF	0.75%
VistaShares Robotics Supercycle ETF	0.75%
VistaShares Defense Supercycle ETF	0.75%
VistaShares Shield S&P 500 Enhanced Protection ETF	0.79%
VistaShares Shield MSCI EAFE Enhanced Protection ETF	0.79%
VistaShares Shield MSCI EM Enhanced Protection ETF	0.79%
VistaShares Shield Russell 2000 Enhanced Protection ETF	0.79%
VistaShares Shield Nasdaq 100 Enhanced Protection ETF	0.79%
VistaShares Shield Diversified Equity Enhanced Protection ETF	0.89%
VistaShares Shield Diversified Commodity Enhanced Protection ETF	0.89%
VistaShares Shield Diversified Income Enhanced Protection ETF	0.89%

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